UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016
MVP REIT II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110 SAN DIEGO, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2016, MVP REIT II, Inc. (the "Company," "us," "we," or "our") commenced a private placement offering to accredited investors for up to $50 million in shares (the "Shares") of the Company's Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, together with warrants (the "Warrants") to acquire the Company's common stock, par value $0.0001 per share (the "Common Stock," together with the Shares and the Warrants, collectively, the "Securities"), pursuant to the terms set forth in a private placement memorandum, dated as of November 1, 2016  (the "Private Placement"). The maximum offering amount shall not exceed, at any time during the offering, 60% of the total value of the Common Stock issued and outstanding.  The Private Placement is expected to continue until all of the Shares are sold or two years from the date of the first purchase of the Shares, whichever occurs first.

The Securities have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506(c) of Regulation D promulgated thereunder by the Securities and Exchange Commission (the "SEC"). The Company will file a Form D with the SEC in accordance with the requirements of Regulation D.

The offer and sale of the Shares and the Warrants will be made solely pursuant to the private placement memorandum. The Company will accept subscriptions for the Shares and the Warrants only from accredited investors who have submitted fully completed and signed subscription agreements, along with appropriate supporting documentation verifying their accredited investor status in accordance with Rule 506(c).  A form of the current subscription agreement is filed herewith as Exhibit 10.1.

On November 1, 2016, in connection with the Private Placement, the Company entered into a lead placement agent agreement (the "Lead Placement Agent Agreement") with an affiliate of its sponsor, MVP American Securities, LLC (the "Placement Agent"), pursuant to which the Placement Agent agreed to act as the Company's lead placement agent and dealer manager in the Private Placement. The Placement Agent has the exclusive authority to engage other persons to act as selling agents in connection with the Private Placement.  Any such engagement shall be documented in writing in a selling agent agreement in substantially the form attached hereto as Exhibit 10.2 (the "Selling Agent Agreement") between such selling agent and the Placement Agent.

The Company will pay selling commissions of up to 6.0% of gross offering proceeds from the sale of the Shares in the Private Placement. The Company may pay non-affiliated selling agents a one-time fee separately negotiated with each selling agent for due diligence expenses of up to 2.0% of gross offering proceeds. The Company may also pay a dealer manager fee to the Placement Agent of up to 2.0% of gross offering proceeds from the sale of the Shares as compensation for acting as dealer manager. The Company may also use up to 2.0% of the gross offering proceeds to pay or reimburse its affiliates for the Company's offering expenses incurred on behalf of the Company, include costs and expenses related to preparing and printing the private placement memorandum and complying with FINRA, federal and state securities laws.

The foregoing description of the Lead Placement Agent Agreement and the Selling Agent Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Lead Placement Agent Agreement and the form of Selling Agent Agreement attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

No.	Exhibit
10.1	Form of Subscription Agreement
10.2	Lead Placement Agent Agreement
10.3	Form of Selling Agent Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP REIT II, INC. (Registrant)

Date: November 1, 2016	By:	/s/ Ed Bentzen
Ed Bentzen
Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
10.1	Form of Subscription Agreement
10.2	Lead Placement Agent Agreement
10.3	Form of Selling Agent Agreement